Exhibit 3.5

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       of

                                   HIV-VAC Inc
                            (After Issuance of Stock)

I, the undersigned, Kevin Murray, President and Secreatry of HIV-VAC, Inc do herby certify:

         That the Board of Directors of HIV-VAC, Inc, by unanimous board action, and on August 24, 2010, adopted the following resolution to amend the articles of Incorporation as follows:

         Article I hereby amended to read as follows:

         The name of the corporation is Grupo International, Inc.

The number of shares of said corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation is 10,431,916: that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Articles of Amendment: 2


 /s/ Kevin Murray                                        /s/ Kevin Murray
------------------------                                ------------------------
Kevin Murray - President                                Kevin Murray - Secretary


PROVINCE OF ONTARIO
County of Simcoe

On this 8th day of September, 2010, personally appeared before me, a Notary Public,


KEVIN MURRAY known to me respectively, as the President and Secreatry of HIV-VAC, Inc, who acknowledged that they signed the above instrument in their capacities as officers of the corporation for the benefit of HIV-VAC, Inc


                                                        /s/ Kathryn M Whitehead
                                                       ------------------------
                                                       NOTARY PUBLIC in and for
                                                       the Province of Ontario

                                                       Kathryn M Whitehead
                                                       90 Mulcaster Street
                                                       Barrie, ON L4M 4Y5